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                                                                     Exhibit 3.1
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/31/1998
981125484 - 2877541

                          CERTIFICATE OF INCORPORATION
                                       OF
                      INTEGRATIVE TECHNOLOGIES CORPORATION
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FIRST.          The name of this corporation will be:

                INTEGRATIVE TECHNOLOGIES CORPORATION

SECOND.         Its registered office in the State of Delaware is to be
located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

THIRD.          The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand Five Hundred (1,500) shares without par value.

FIFTH. The name and mailing address of the incorporator is as follows:

                Stacie Keffer
                Corporate Agents, Inc.
                1013 Centre Road
                Wilmington, DE 19805

SIXTH. The board of Directors shall have the power to adopt, amend, or repeal the by-laws.

IN WITNESS WHEREOF, the undersigned being the incorporator hereinbefore named, has executed, signed, and acknowledged this certificate of incorporation this thirty-first day of March, A.D. 1998.

                                               /s/Stacie Keffer
                                               --------------------
                                               Stacie Keffer
                                               Incorporator